                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Psychiatric Solutions, Inc.:

     (i) Registration Statement (Form S-3, No. 333-11679) of Psychiatric Solutions, Inc. and in the related Prospectus for the registration of 4,932,932 shares of common stock,

    (ii) Registration Statement (Form S-8, No. 333-100635) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc.,

   (iii) Registration Statement (Form S-8, No. 333-94983) pertaining to the 1997 Equity Incentive Plan of PMR Corporation,

    (iv) Registration Statement (Form S-8, No. 333-38419) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant and the 1996 Stock Option Grants of PMR Corporation, and

     (v) Registration Statement (Form S-8, No. 333-118529) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan and the Amended and Restated Outside Directors' Non-Qualified Stock Option Plan;


of our report dated June 20, 2005, with respect to the combined financial statements of Behavioral Healthcare Services included in this Form 8-K dated August 31, 2005.



                                                          /s/ Ernst & Young LLP



August 30, 2005
Nashville, Tennessee